UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 21, 2022

Civitas Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 17th Street, Suite 1400
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 440-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CIVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Eighth Amended and Restated Executive Change in Control and Severance Benefit Plan

On January 21, 2022, the Board of Directors (the “Board”) of Civitas Resources, Inc. (the “Company”) approved the Civitas Resources, Inc. Eighth Amended and Restated Executive Change in Control and Severance Benefit Plan (the “Amended Plan”) effective as of January 21, 2022 (the “Effective Date”), covering the Company’s executive officers and certain other key executives and employees. The Amended Plan supersedes any pre-existing plans, agreements and arrangements under which the Eligible Individuals were previously eligible for severance benefits. Capitalized terms used but not defined herein have the meanings given to such terms in the Amended Plan.

Under the Amended Plan, the Compensation Committee of the Board identifies Eligible Individuals as “Tier 1 Executives,” “Tier 2 Executives,” “Tier 3 Executives,” “Tier 4 Executives” or “Tier 5 Key Employees” and has identified (i) as Tier 1 Executives, Eric Greager, President and Chief Executive Officer, and Matt Owens, Chief Operating Officer, (ii) as Tier 2 Executives, Marianella Foschi, Chief Financial Officer, and Cyrus “Skip” Marter, General Counsel and Secretary, and (iii) as Tier 3 Executives, Brian Cain, Chief Sustainability Officer, Dean Tinsley, Senior Vice President of Operations, and Sandra Garbiso, Chief Accounting Officer and Treasurer.

The Amended Plan provides that, upon the termination of an Eligible Individual’s employment without Cause or due to an Eligible Individual’s resignation for Good Reason (a “Qualifying Termination”), Tier 1, Tier 2 and Tier 3 Executives will be eligible to receive (i) a cash severance payment equal to 2.0x, 1.5x and 1.0x, respectively, their then current Base Salary as of the Date of Termination, paid in equal monthly installments over a 24-month period with respect to Tier 1 Executives and a 12-month period with respect to Tier 2 and Tier 3 Executives, in each case, following the Date of Termination and (ii) reimbursement for the cost of any COBRA premiums incurred by the Executives during the 18-month period with respect to Tier 1 Executives and 12-month period with respect to Tier 2 and Tier 3 Executives, in each case, following the Date of Termination. For Tier 1, Tier 2 and Tier 3 Executives, the cash severance payment under the Amended Plan no longer includes an annual bonus component. All equity incentives then held by such Tier 1, Tier 2 and Tier 3 Executives pursuant to the LTIP or otherwise will be governed by the award agreement applicable to the equity incentive award. The Amended Plan also provides for severance to certain other executives and employees upon a Qualifying Termination

The Amended Plan provides that if a Qualifying Termination occurs within 12 months following a Change in Control, Tier 1, Tier 2 and Tier 3 Executives will be eligible to receive (i) a lump sum cash severance payment equal to 3.0x, 2.5x and 2.0x, respectively, their then current Base Salary as of the Date of Termination and (ii) reimbursement for the cost of any COBRA premiums incurred by such Executives during the 24-month period with respect to Tier 1 Executives and 18-month period with respect to Tier 2 and Tier 3 Executives, in each case, following the Date of Termination. For Tier 1, Tier 2 and Tier 3 Executives, the cash severance payment under the Amended Plan no longer includes an annual bonus component. All equity incentives then held by such Tier 1, Tier 2 and Tier 3 Executive pursuant to the LTIP or otherwise will be governed by the award agreement applicable to the equity incentive award. The Amended Plan also provides for severance to certain other executives and employees upon a Qualifying Termination within 12 months following a Change in Control.

Under the Amended Plan, Eligible Individuals whose employment terminates for any reason, except due to a termination for Cause, and are entitled to participate in the STIP (as defined below) for the year in which the Date of Termination occurs are entitled to receive any unpaid annual cash bonus for the prior calendar year, determined in accordance with the applicable Short Term Incentive Plan (“STIP”), plus their target annual bonus under the applicable STIP for the year in which the Date of Termination occurs, prorated to reflect such Eligible Individual’s days of service during the year of termination.

The above description is a summary of certain terms of the Amended Plan and is subject to and qualified in its entirety by the terms of the Amended Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Employment Agreements

As previously disclosed, as of November 1, 2021, the Company assumed the employment agreements that were originally effective by and between Extraction Oil & Gas, Inc., a Delaware corporation and each of Ms. Foschi and Mr. Owens, respectively. In connection with their designation as Eligible Individuals under the Amended Plan, Ms. Foschi and Mr. Owens agreed to terminate their employment agreements with the Company as of January 21, 2022.

Restricted Stock Unit Agreements

In connection with Ms. Foschi’s and Mr. Owens’ designations as Eligible Individuals under the Amended Plan, the Company has amended Section 6(c) of the Restricted Stock Unit Agreements covering Ms. Foschi’s and Mr. Owens’s outstanding restricted stock units (for both performance- and time-based restricted stock units), extending from six (6) months to 12 months the period of time following a Change of Control during which each executive is entitled to receive certain accelerated vesting upon a Qualifying Termination.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Civitas Resources, Inc. Eighth Amended and Restated Executive Change in Control and Severance Benefit Plan.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS RESOURCES, INC.

Dated: January 25, 2022	By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
General Counsel and Secretary